CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm in this Registration Statement on Form S-8 pertaining to the Telular Corporation Stock Incentive Plan of Telular Corporation and to the incorporation by reference therein of our report dated October 26, 1998 with respect to the consolidated financial statements and schedules of Telular Corporation included in its Form 10-K for the year ended September 30, 1998, filed with the Securities and Exchange Commission.


                                        Ernst & Young LLP


          Chicago, Illinois
          December 13, 1999